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                                  EXHIBIT 10.26

                            FOURTH AMENDMENT TO LEASE

         THIS FOURTH AMENDMENT TO LEASE ("Amendment") is made and entered into this first day of July, 1998, by and between SCHNITZER INVESTMENT CORP. (the "Lessor") and SCHNITZER STEEL INDUSTRIES, INC. (the "Lessee). Each may be referred to from time to time as a "Party" and collectively as the "Parties."

                                    RECITALS

         A. Under that certain Lease Agreement (the "Lease") dated September 1, 1988, as amended by an Amendment of Lease dated July 2, 1990, and Second Amendment of Lease dated October 28, 1994, and Third Amendment of Lease dated February, 1998 which are, with the Lease, incorporated by this reference, Lessor leased certain Premises to Lessee at International Terminals, Portland, Oregon, as described in the Lease.

         B. The Leased Premises include the Locomotive Repair Building, which is defined in the Lease.

         C. Lessee desires to terminate the Lease with respect to the Locomotive Repair Building the "Surrendered Premises").

         D. Lessor is agreeable to terminating the Lease with respect to the Surrendered Premises, pursuant to the terms of this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, it is agreed by the Parties as follows:

         1. Upon payment in full of all obligations then due and owing to Lessor, Lessee shall be relieved of all further obligations for the Surrendered Premises under the Lease, effective at midnight on June 30, 1998, PROVIDED all other obligations imposed on Lessee under the Lease are satisfied prior to its surrender of the Surrendered Premises.

         2. Lessor waives its right to any Termination Damages, as described in the Lease, on account of Lessee's surrender of the Surrendered Premises.

         3. Effective July 1, 1998, Lessee's monthly rent for the Leased Premises will be $84,645.05.

         4. To the extent Lessee occupies any portion of the Surrendered Premises after June 30, 1998, it will remain responsible, with respect to the portion so occupied, for payment of rent and for all other obligations imposed upon it under the Lease. To the


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extent Lessee completely vacates any portion of the Surrendered Premises prior to June 30, 1998, its rental payment will be reduced by the portion so vacated.

         5. Lessor is not relieving Lessee of Lessee's responsibility, if any, for claims, damages, losses, costs of expenses (including reasonable attorney fees through trial and on appeal) which are attributable, in whole or in part, to the storage, use, disposal or presence of any Hazardous Materials (as defined in Section 18.1 of the Lease) on the Surrendered Premises during the Lease.

         6. Except as modified in this Amendment, the terms of the Lease remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to Lease as of the date first written above.

LANDLORD                                     TENANT

SCHNITZER INVESTMENT CORP.     SCHNITZER STEEL INDUSTRIES, INC.

By: /s/Linda M. Wakefield                    By: /s/ J.W. Cruckshank
    -----------------------                      ---------------------------

Title:   Vice President                      Title:     Corp. Controller
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